                                                                     Exhibit 3.6

                                    Delaware

                                 The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "VALOR TELECOMMUNICATIONS INVESTMENTS, LLC" AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF FORMATION, FILED THE SIXTEENTH DAY OF DECEMBER, A.D. 2002, AT 12:50 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.





3601590 8100H                    [Seal of the State of Delaware]

040346031                        /s/ Harriet Smith Windsor
                                 -----------------------------------------
                                 Harriet Smith Windsor, Secretary of State


                                 AUTHENTICATION:  3105796

                                 DATE:  05-12-04

                            CERTIFICATE OF FORMATION
                                       OF
                    VALOR TELECOMMUNICATIONS INVESTMENTS, LLC

This Certificate of Formation of Valor Telecommunications Investments, LLC (the "Limited Liability Company"), dated December 13, 2002, is being duly executed and filed by Suzanne Hay as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Code
Section 18-101, et seq.).

      FIRST: The name of the limited liability company formed hereby is Valor Telecommunications Investments, LLC.

      SECOND: The address of the registered office of the Limited Liability Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

      THIRD: The name and address of the registered agent for service of process on the Limited Liability Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                        /s/ Suzanne Hay
                                        ---------------------------------
                                        Name:  Suzanne Hay
                                        Authorized Person





                                                 STATE OF DELAWARE
                                                 SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                             FILED 12:50 PM 12/16/2002
                                                020771507 - 3601590

                                                                       EXHIBIT A

                            CERTIFICATE OF FORMATION
                                       OF
                    VALOR TELECOMMUNICATIONS INVESTMENTS, LLC

      FIRST: The name of the limited liability company formed hereby is:

                    Valor Telecommunications Investments, LLC

      SECOND: The principal office address shall be 103 Foulk Road, Suite 200, Wilmington, DE 19803, and whose registered agent shall be Corporation Service Company ("CSC") and whose address is: 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

      THIRD: The purpose of the company is to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Limited Liability Company Act.

      FOURTH: The company shall be managed by its managers in accordance with the terms of its limited liability company agreement.

      FIFTH: No member of the company shall be obligated personally for any debt, obligation or liability of the company solely by reason of being a member of the company. The failure to observe any formalities relating to the business or affairs of the company shall not be grounds for imposing personal liability on any member for the debts, obligations or liabilities of the company.

      SIXTH: The company reserves the right to amend or repeal any provision contained herein in the manner now or hereafter prescribed by law and in the company's limited liability company agreement.

      THE UNDERSIGNED, as an authorized person, hereby executes this Certificate of Formation for the purpose of forming a limited liability company under the Act (6 Del. Code Section 18-101, et seq.). The undersigned hereby declares that to the best of the undersigned's knowledge and belief, the facts stated above are true, and accordingly executes this Certificate of Formation as of December 31, 2002.

                                          /s/ William M. Ojile, Jr.
                                          --------------------------------------
                                          William M. Ojile, Jr.
                                          Secretary, Valor Telecommunications
                                          Enterprises, LLC